UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2011

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 506-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Acquisition of Pillar Data Systems, Inc.

On June 29, 2011, we agreed to acquire Pillar Data Systems, Inc., a company headquartered in San Jose, California, that develops and sells enterprise storage systems solutions (“Pillar Data”). Pillar Data is directly and indirectly majority-owned and controlled by Lawrence J. Ellison, Oracle Corporation’s Chief Executive Officer, director and largest stockholder.

We entered into an agreement and plan of merger dated as of June 29, 2011 (the “Merger Agreement”), with Panther Acquisition Corporation and Pillar Data, pursuant to which we will acquire all of the issued and outstanding equity interests of Pillar Data in exchange for rights to receive contingent cash merger consideration, i.e. an “earn-out,” as described below and subject to certain conditions (the “Earn-Out”). As a result, we will not make any upfront payments to Pillar Data or any Pillar Data stockholders, including Mr. Ellison, or option holders upon the closing of the acquisition.

As of June 29, 2011, Pillar Data owed Mr. Ellison and his affiliates a total principal loan amount plus interest of approximately $544 million for amounts borrowed by Pillar Data in prior years (the “Pillar Data Loan”). Immediately prior to the closing of the acquisition, the then outstanding amount of the Pillar Data Loan will be converted into shares of preferred stock of Pillar Data which will have a right to dividends accruing at an annual rate of 1.5%. Mr. Ellison directly and indirectly will also beneficially own 55% of the fully diluted shares of common stock of Pillar Data immediately prior to the closing.

Upon closing of this acquisition, all of the common stock and stock options of Pillar Data will be cancelled in exchange for rights to receive a portion of the Earn-Out. Also upon closing, all of the preferred stock of Pillar Data will be cancelled in exchange for rights to receive a portion of the Earn-Out equal to the Pillar Data Loan plus an amount equal to the preferred stock dividends as if such dividends were to continue to accrue from the closing date through the date of payment of the Earn-Out. The preferred stock Earn-Out rights will have preference rights to the Earn-Out and will have priority over and be paid first before the other rights to the Earn-Out that result from the cancellation of the Pillar Data common stock and Pillar Data stock options.

In accordance with the Merger Agreement, Mr. Ellison and the other stockholders and the option holders of Pillar Data shall receive the Earn-Out, if any, on or before November 30, 2014 (assuming the transaction closes on or before August 31, 2011), which is 90 days following the completion of twelve (12) full fiscal quarters of Oracle Corporation (“Oracle”) following the closing date of this transaction (the “Earn-Out Period”). The Earn-Out will be calculated based on a 3x multiple of certain future revenues of Pillar Data which will be reduced for certain future costs and other losses of Pillar Data. The Earn-Out is described in more detail below. Our obligation to pay the Earn-Out will be subject to reduction as a result of our right to set-off the amount of any indemnification claims we may have under the Merger Agreement.

We do not expect the amount of the Earn-Out or its potential impact will be material to our results of operations or financial position.

The Committee on Independence Issues of our Board of Directors (the “Independence Committee”), which is comprised solely of independent directors in accordance with the rules of the NASDAQ Stock Market, led the negotiation of this transaction and reviewed the terms of this transaction as required by the Independence Committee’s Charter and Oracle’s Conflict of Interest Policy for Senior Officers. The Independence Committee engaged its own separate legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and its own separate financial advisor, Perella Weinberg Partners LP (“PWP”), to advise it on this transaction. PWP provided the Independence Committee with a fairness opinion in connection with this transaction. The terms of this transaction were unanimously approved by the Independence Committee and, based upon the recommendation of the Independence Committee, by the independent members of Oracle’s Board of Directors after the Independence Committee and the independent members of Oracle’s Board of Directors concluded that such terms were fair to Oracle and determined that the transaction was in the best interests of Oracle and its stockholders. Mr. Ellison recused himself from the internal discussions and deliberations of the Independence Committee and of the other independent members of Oracle’s Board of Directors regarding this transaction. The amount of any Earn-Out to be paid by us in the future will also be determined by the Independence Committee in its sole discretion absent any arithmetic error.

As part of the terms of this transaction, the Independence Committee negotiated, among other things, that: (i) there is no duty for Oracle or the Independence Committee to ensure the Earn-Out will result in a payment to any Pillar Data stockholders and option holders, including Mr. Ellison; and (ii) the operation and management of the Pillar Data business during the Earn-Out Period will be in the sole and absolute discretion of Oracle with oversight from the Independence Committee. The Independence Committee plans to monitor the operation and management of the Pillar Data business and the progress of the Earn-Out during the Earn-Out Period.

The closing of this acquisition is subject to customary closing conditions. This transaction’s waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on June 27, 2011.

Description of Earn-Out

The amount of the Earn-Out to be paid, if any, will equal:

an amount (if positive) in cash equal to the product of (i) the difference between (x) the Net Revenues recognized by Oracle from the Pillar Data Axiom Products during only the last four (4) fiscal quarters of the Earn-Out Period (“Year 3 of the Earn-Out Period”) minus (y) the Net Losses (if any) during the entire Earn-Out Period, multiplied by (ii) three (3).

The Earn-Out therefore will only be paid to Mr. Ellison, his affiliates and, if applicable, to the other Pillar Data stockholders and option holders if the Net Revenues during Year 3 of the Earn-Out Period exceed the Net Losses, if any, during the entire Earn-Out Period.

Earn-Out Definitions

“Allocation Fraction” means, for any given time period, the quotient obtained by dividing (i) the amount of net revenues of Oracle attributable to the sale of the Pillar Data Axiom Products recognized in accordance with GAAP and Oracle’s accounting and revenue recognition practices for such time period by (ii) Oracle’s total recognized revenues from its hardware systems products (including the Pillar Data Axiom Products) for such time period.

“Cost of Goods Sold” means, for any given time period, the sum of (i) the product obtained by multiplying (a) Oracle’s standard per unit costs of the Pillar Data Axiom Products sold during such time period, which such per unit costs include but are not limited to a standard materials and overhead allocation as determined pursuant to Oracle’s standard inventory costing policies and processes for its hardware systems products by (b) the number of units of the Pillar Data Axiom Products sold during such time period, plus (ii) the product obtained by multiplying (y) other expenses and/or income, net, directly attributable to the manufacturing of Oracle’s hardware systems products pursuant to Oracle’s standard policies and processes, which such expenses and/or income include but are not limited to standard costing variances such as purchase price variances and overhead absorption variances that have not been included as a component of Oracle’s standard per unit costs sold during such time period by (z) the Allocation Fraction for such time period.

“Deferred Revenue Adjustment” means, for any given time period, the amount of net revenues of Oracle attributable to support and maintenance of the Pillar Data Axiom Products that are not recognized as net support revenues by Oracle in accordance with GAAP because such net support revenues have not been recorded as deferred revenue on Oracle’s opening balance sheet for Pillar Data in accordance with GAAP purchase accounting requirements, but are recognized as net support revenues in accordance with Oracle’s accounting practices for non-GAAP financial reporting purposes with respect to such time period.

“Net Losses” means, for any given time period, the amount (if any) by which (i) the sum of the following for such time period (a) the Cost of Goods Sold of Oracle recorded in accordance with GAAP and Oracle’s accounting practices with respect to the Pillar Data Axiom Products, (b) the Support Costs, (c) Research and Development Costs and (d) the Selling Costs exceeds (ii) the Net Revenues for such time period.

“Net Revenues” means, for any given time period, (i) the amount of net revenues of Oracle attributable to the sale, license, maintenance and support of the Pillar Data Axiom Products (both hardware and software) recognized by Oracle in accordance with GAAP and Oracle’s accounting and revenue recognition practices with respect to such time period plus (ii) the Deferred Revenue Adjustment; provided, however, that in no event shall Net Revenues include (a) any revenues related to other products sold with or bundled with such Pillar Data Axiom Products or (b) any revenues from services provided with respect to any product, including the Pillar Data Axiom Products (except for maintenance and support services of the Pillar Data Axiom Products). If other products are sold with or bundled with Pillar Data Axiom Products, then the Net Revenues attributable to such Pillar Data Axiom Products will be determined in accordance with Oracle’s then applicable corporation-wide accounting policies for multiple element sales and the proportional application of any price discounts.

“Pillar Data Axiom Products” means the products and systems of Pillar Data as of the date of the Merger Agreement and known as “Axiom,” including certain other products and systems offered and under development by Pillar Data, and upgrades and improvements made by Oracle during the Earn-Out Period, but excluding any other products or services sold with, bundled with or otherwise related to the Pillar Data Axiom Products.

“Research and Development Costs” means, for any given time period, costs and expenses incurred in connection with the research and development of Pillar Data Axiom Products.

“Selling Costs” means, for any given time period, the product obtained by multiplying (i) Oracle’s total selling costs for its hardware systems products (including the Pillar Data Axiom Products) for such time period by (ii) the Allocation Fraction for such time period.

“Support Costs” means, for any given time period, the product obtained by multiplying (i) Oracle’s total support costs for its hardware systems products (including the Pillar Data Axiom Products) for such time period by (ii) the quotient obtained by dividing (a) the Net Revenues attributable to support of the Pillar Data Axiom Products by (b) Oracle’s total recognized revenues from support of its hardware systems products (including the Pillar Data Axiom Products) on a non-GAAP basis, which includes the amount of net revenues of Oracle attributable to support and maintenance of its hardware systems products that are not recognized as net support revenues by Oracle in accordance with GAAP because such net support revenues have not been recorded as deferred revenue on Oracle’s opening balance sheet for Pillar Data in accordance with GAAP purchase accounting requirements, but are recognized as net support revenues in accordance with Oracle’s accounting practices for non-GAAP financial reporting purposes, for such time period.

Oracle’s press release dated June 29, 2011, announcing this transaction is furnished as Exhibit 99.1 to this report.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Pillar Data, including statements about: Oracle’s proposed acquisition of Pillar Data; the expected closing date; the conversion of the Pillar Data Loan to preferred stock and any other restructuring plans of Pillar Data prior to the closing of the transaction; the payment date of the Earn-Out; the expectation that the amount of the Earn-Out or its potential impact will not be material to our results of operations or financial position; the operation and management of the Pillar Data business during the Earn-Out Period and the Independence Committee’s plans to monitor them; the Independence Committee’s plans to monitor the progress of the Earn-Out during the Earn-Out Period; the calculation of the Earn-Out and if and whether the Earn-Out will be paid after the Earn-Out Period is completed; and general business outlook. When used in this document, the words “anticipates”, “plans”, “estimates”, “may”, “can”, “will”, “believes”, “expects” or “expected”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Pillar Data, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties.

Potential risks and uncertainties include, among others: the possibility that the transaction will not close or that the closing may be delayed; the anticipated synergies of the combined companies may not be achieved after closing; the amount of the Earn-Out if and when paid could be higher than expected; the combined operations may not be successfully integrated in a timely manner, if at all; general economic conditions in regions in which either company does business; the possibility of litigation related to the acquisition; and the possibility that Oracle or Pillar Data may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Pillar Data.

In addition, please refer to the other documents that Oracle files with the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s operational, financial and other expectations, plans and results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Pillar Data is under any duty to update any of the information in this document.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Date: June 29, 2011	By:	/s/ Safra A. Catz
		Name:	Safra A. Catz
		Title:	President and Chief Financial Officer